UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, the board of directors of Questcor Pharmaceuticals, Inc. (the “Company”) appointed Michael H. Mulroy, age 45, the Company’s Senior Vice President, Chief Financial Officer and General Counsel, to the additional role of principal accounting officer, effective immediately, replacing Kristine Engelke in the role of principal accounting officer. Ms. Engelke will continue her role as Corporate Controller of the Company.

Mr. Mulroy has served as Senior Vice President, Chief Financial Officer and General Counsel of the Company since January 10, 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner since 2004. At Stradling Yocca Carlson & Rauth, Mr. Mulroy represented the Company and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Merrill Lynch and Citigroup. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago. Mr. Mulroy serves as a member of the board of directors of Comarco, Inc., a publicly-traded company. There are no family relationships between Mr. Mulroy and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Mulroy that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 27, 2011	QUESTCOR PHARMACEUTICALS, INC.

		By:	/s/ Michael Mulroy
Michael Mulroy, Chief Financial Officer &
General Counsel